INSTALLED BUILDING PRODUCTS REPORTS
RECORD SECOND QUARTER 2024 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, August 1, 2024, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the second quarter ended June 30, 2024.
Second Quarter 2024 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 6.6% to $737.6 million
◦Installation revenue increased 7.0% to $697.3 million, as single-family and multi-family sales growth combined with sales from IBP's recent acquisitions
◦Other revenue, net of eliminations, which includes IBP’s manufacturing and distribution operations, increased to $40.3 million from $40.2 million
•Net income increased 5.8% to a second quarter record of $65.2 million
•Adjusted EBITDA* increased 6.3% to a second quarter record of $129.8 million
•Adjusted EBITDA, net of dispositions* was $136.6 million
•Net income per diluted share increased 5.5% to a second quarter record of $2.30
•Adjusted net income* increased 8.8% to a second quarter record of $80.5 million, or $2.84 per diluted share
•Adjusted net income, net of dispositions* was $85.7 million, or $3.02 per diluted share
•At June 30, 2024, IBP had $380.3 million in cash and cash equivalents
•Repurchased approximately 215 thousand shares of common stock at a total cost of $46 million, including commissions
•Declared second quarter dividend of $0.35 per share that was paid to shareholders on June 30, 2024
Recent Developments
•IBP’s Board of Directors declared the third quarter regular cash dividend of $0.35 per share
•In July 2024, acquired Euroview Enterprises, LLC, an installer of a diverse set of building products generating annual revenue of approximately $20 million
“IBP reported another strong quarter of growth and profitability highlighting the value our talented and committed teams provide to our residential and commercial customers. Growth across our core end markets remained positive during the second quarter as builders continued to meet new construction home demand, helping IBP achieve another quarter of record sales and earnings,” stated Jeff Edwards, Chairman and Chief Executive Officer.
“Our strategic focus on ensuring we provide a high quality, valuable service to our customers continues to support robust profit margins and strong operating cash flow. With our robust balance sheet, we remain well-positioned to continue to execute on our growth-oriented acquisition strategy. Year-to-date, we have acquired over $50 million of annual revenue and expect 2024 to be a solid year of acquisition activity. In addition, during the second quarter we repurchased $46 million of our common stock, reflecting our commitment to return capital to shareholders,” continued Mr. Edwards.
“Given our current end market exposure, our outlook for 2024 remains positive and we continue to focus on both organic growth and accretive acquisitions in order to create value for our shareholders over the long term,” concluded Mr. Edwards.
Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2024, IBP has acquired over $50 million of annual revenue.

During the 2024 second quarter and in July 2024, IBP completed the following acquisitions:
•In April 2024, IBP acquired Trade Partners, Inc., a North Carolina-based installer of insulation and numerous complementary products including, shower doors, closet shelving, mirrors, gutters, window blinds with single-family and multi-family customers generating annual revenue of over $6 million.
•In June 2024, IBP acquired Thrice Energy Solutions, LLC, an Oklahoma-based installer of insulation, and Gutter Pro Enterprises, Inc., a Massachusetts-based installer of gutters, which represent combined revenue of approximately $14 million.
•In July 2024, IBP acquired Euroview Enterprises, LLC, Contract Mirror and Supply Co., and CLM Solutions, LLC (collectively “Euroview”), an Illinois-based residential and commercial installer of building products with exposure to key construction markets in the Midwest. Euroview has combined annual revenue of approximately $20 million.
2024 Third Quarter Cash Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.35 per share, payable on September 30, 2024, to stockholders of record on September 15, 2024. The third quarter regular cash dividend represents a 6% increase from last year’s third quarter cash dividend payment.
Share Repurchases
During the three months ended June 30, 2024, IBP repurchased approximately 215 thousand shares of its common stock at a total cost of $46 million, including commissions. At June 30, 2024, the Company had over $250 million available under its stock repurchase program.
Second Quarter 2024 Results Overview
For the second quarter of 2024, net revenue was $737.6 million, an increase of 6.6% from $692.1 million for the second quarter of 2023. On a consolidated same branch basis, net revenue increased 4.8% from the prior year quarter, as growth in our residential end markets more than offset headwinds in our commercial end market. Residential sales growth within the Company's Installation segment was up 7.3% on a same branch basis in the quarter, both single-family same branch sales and multi-family same branch sales increased from the prior year quarter.
Gross profit improved 8.1% to $251.4 million from $232.5 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of net revenue were both 34.1%, up from 33.6% in the same period last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of total revenue, was 19.1% compared to 18.6% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.5% compared to 17.9% in the prior year quarter.
Net income was $65.2 million, or $2.30 per diluted share, compared to $61.6 million, or $2.18 per diluted share in the prior year quarter. Net profit margin for the second quarter was 8.8% compared to 8.9% in the prior year quarter. Adjusted net income* was $80.5 million, or $2.84 per diluted share, compared to $74.0 million, or $2.62 per diluted share in the prior year quarter. Adjusted net income margin* for the second quarter was 10.9% compared to 10.7% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* was $119.6 million, a 2.6% increase from $116.6 million in the prior year quarter. Adjusted EBITDA* was $129.8 million, a 6.3% increase from $122.1 million in the prior year quarter, representing an adjusted EBITDA margin* of 17.6% for both quarters. Adjusted EBITDA, net of dispositions* was $136.6 million, representing an adjusted EBITDA margin, net of dispositions* of 18.5%.

Conference Call and Webcast
The Company will host a conference call and webcast on August 1, 2024 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263(international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 1, 2024, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13746752.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA, net of dispositions, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income, net of dispositions, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

During the three months ended June 30, 2024, we decided to wind down the operations of a single new commercial end market-oriented branch that focused on the installation of a non-core end product, due to shifting market conditions, an unfavorable contract settlement, and sub-standard operating performance. All dispositions figures reflect the results of this single branch. All net of dispositions figures reflect the exclusion of the results of this single branch.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in millions, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net revenue	$737.6	$692.1	$1,430.5	$1,351.4
Cost of sales	486.2	459.6	944.6	908.5
Gross profit	251.4	232.5	485.9	442.9
Operating expenses
Selling	34.5	32.9	67.8	65.5
Administrative	106.7	96.0	209.3	185.5
Asset impairment	4.9	—	4.9	—
Amortization	10.5	11.3	21.2	22.7
Operating income	94.8	92.3	182.7	169.2
Other expense, net
Interest expense, net	8.2	9.8	20.1	19.5
Other (income)	(0.1)	(0.2)	(0.5)	(0.4)
Income before income taxes	86.7	82.7	163.1	150.1
Income tax provision	21.5	21.1	42.0	39.2
Net income	$65.2	$61.6	$121.1	$110.9
Other comprehensive income (loss), net of tax:
Net change on cash flow hedges, net of tax (provision) benefit of $- and $(1.9) for the three months ended June 30, 2024 and 2023, respectively, and $(1.7) and $0.3 for the six months ended June 30, 2024 and 2023, respectively	—	5.4	4.7	(0.9)
Comprehensive income	$65.2	$67.0	$125.8	$110.0
Earnings Per Share:
Basic	$2.32	$2.19	$4.30	$3.94
Diluted	$2.30	$2.18	$4.27	$3.92
Weighted average shares outstanding:
Basic	28,174,677	28,174,279	28,173,061	28,125,251
Diluted	28,317,801	28,273,334	28,351,401	28,276,049

Cash dividends declared per share	$0.35	$0.33	$2.30	$1.56

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share amounts)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$380.3	$386.5
Accounts receivable (less allowance for credit losses of $11.4 and $11.2 at June 30, 2024 and December 31, 2023, respectively)	439.6	423.3
Inventories	175.6	162.8
Prepaid expenses and other current assets	91.9	97.4
Total current assets	1,087.4	1,070.0
Property and equipment, net	154.8	137.2
Operating lease right-of-use assets	86.1	78.1
Goodwill	406.1	398.8
Customer relationships, net	170.7	179.6
Other intangibles, net	85.9	89.1
Other non-current assets	34.2	28.5
Total assets	$2,025.2	$1,981.3
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$31.8	$32.2
Current maturities of operating lease obligations	30.6	28.3
Current maturities of finance lease obligations	2.8	2.7
Accounts payable	157.5	158.6
Accrued compensation	56.6	59.6
Other current liabilities	73.3	65.0
Total current liabilities	352.6	346.4
Long-term debt	844.0	835.1
Operating lease obligations	55.3	49.9
Finance lease obligations	6.7	6.6
Deferred income taxes	25.9	24.5
Other long-term liabilities	55.4	48.5
Total liabilities	1,339.9	1,311.0
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,706,380 and 33,587,701 issued and 28,234,462 and 28,367,338 shares outstanding at June 30, 2024 and December 31, 2023, respectively	0.3	0.3
Additional paid in capital	252.9	244.7
Retained earnings	749.6	693.8
Treasury stock; at cost: 5,471,918 and 5,220,363 shares at June 30, 2024 and December 31, 2023, respectively	(355.9)	(302.2)
Accumulated other comprehensive income	38.4	33.7
Total stockholders’ equity	685.3	670.3
Total liabilities and stockholders’ equity	$2,025.2	$1,981.3

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$121.1	$110.9
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	28.0	25.4
Amortization of operating lease right-of-use assets	16.3	14.4
Amortization of intangibles	21.2	22.7
Amortization of deferred financing costs and debt discount	0.8	1.0
Provision for credit losses	3.1	3.2
Write-off of debt issuance costs	1.1	—
Gain on sale of property and equipment	(1.2)	(1.2)
Non-cash stock compensation	8.7	7.1
Asset impairment	4.9	$—
Other, net	(6.8)	(5.5)
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(18.4)	(17.5)
Inventories	(11.4)	14.7
Other assets	5.1	4.9
Accounts payable	(1.6)	(16.3)
Income taxes receivable/payable	(0.6)	(4.8)
Other liabilities	(6.5)	(20.9)
Net cash provided by operating activities	163.8	138.1
Cash flows from investing activities
Purchases of property and equipment	(42.6)	(28.3)
Acquisitions of businesses, net of cash acquired	(22.7)	(40.2)
Proceeds from sale of property and equipment	1.8	1.5
Settlements with interest rate swap counterparties	9.0	7.8
Other	(0.7)	(0.3)
Net cash used in investing activities	$(55.2)	$(59.5)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in millions)

	Six months ended June 30,
	2024	2023
Cash flows from financing activities
Proceeds from Term Loan	$142.9	$—
Payments on Term Loan	(134.2)	(2.5)
Proceeds from vehicle and equipment notes payable	15.0	18.3
Debt issuance costs	(1.5)	—
Principal payments on long-term debt	(15.5)	(14.8)
Principal payments on finance lease obligations	(1.5)	(1.4)
Dividends paid	(65.2)	(44.5)
Acquisition-related obligations	(1.0)	(2.2)
Repurchase of common stock	(45.7)	—
Surrender of common stock awards by employees	(8.1)	(5.9)
Net cash used in financing activities	(114.8)	(53.0)
Net change in cash and cash equivalents	(6.2)	25.6
Cash and cash equivalents at beginning of period	386.5	229.6
Cash and cash equivalents at end of period	$380.3	$255.2
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$21.9	$20.8
Income taxes, net of refunds	42.7	44.1
Supplemental disclosure of non-cash activities
Right-of-use assets obtained in exchange for operating lease obligations	$23.6	$14.7
Property and equipment obtained in exchange for finance lease obligations	1.8	2.2
Seller obligations in connection with acquisition of businesses	2.2	7.7
Unpaid purchases of property and equipment included in accounts payable	2.7	4.9

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended June 30, 2024				Six months ended June 30, 2024
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$697.3	$44.0	$(3.7)	$737.6	$1,353.2	$84.3	$(7.0)	$1,430.5
Cost of sales (1)	443.1	32.5	(2.8)	472.8	862.4	61.0	(5.1)	918.3
Segment gross profit	$254.2	$11.5	$(0.9)	$264.8	$490.8	$23.3	$(1.9)	$512.2
Segment gross profit percentage	36.5%	26.2%	25.8%	35.9%	36.3%	27.7%	27.5%	35.8%

	Three months ended June 30, 2023				Six months ended June 30, 2023
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$651.9	$42.3	$(2.1)	$692.1	$1,274.6	$81.0	$(4.2)	$1,351.4
Cost of sales (1)	418.6	30.3	(1.5)	447.4	829.0	58.8	(3.3)	884.5
Segment gross profit	$233.3	$12.0	$(0.6)	$244.7	$445.6	$22.2	$(0.9)	$466.9
Segment gross profit percentage	35.8%	28.2%	22.7%	35.3%	35.0%	27.4%	20.3%	34.5%
(1)    Cost of sales included in segment gross profit is exclusive of depreciation and amortization for the three and six months ended June 30, 2024 and 2023.
The reconciliation between consolidated segment gross profit for each period as shown in the tables above to consolidated income before income taxes as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Segment gross profit - consolidated	$264.8	244.7	512.2	$466.9
Depreciation and amortization (1)	13.4	$12.2	26.3	24.0
Gross profit, as reported	251.4	232.5	485.9	442.9
Operating expenses	156.6	140.2	303.2	273.7
Operating income	94.8	92.3	182.7	169.2
Other expense, net	8.1	9.6	19.6	19.1
Income before income taxes	$86.7	82.7	163.1	$150.1
(1)    Depreciation and amortization is excluded from segment gross profit for the three and six months ended June 30, 2024 and 2023.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in millions)

	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
Installation:
Residential new construction	$542.4	74%	$495.7	71%	$1,045.2	73%	$970.8	72%
Repair and remodel	42.5	6%	38.9	6%	82.6	6%	76.6	5%
Commercial	112.4	15%	117.3	17%	225.4	16%	227.2	17%
Net revenue, Installation	697.3	95%	651.9	94%	1,353.2	95%	1,274.6	94%
Other	40.3	5%	40.2	6%	77.3	5%	76.8	6%
Net revenue, as reported	$737.6	100%	$692.1	100%	$1,430.5	100%	$1,351.4	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in millions, except share and per share amounts)
The tables below reconcile Adjusted Net Income, Adjusted Net Income, net of dispositions, and Adjusted Net Loss, dispositions to the most directly comparable GAAP financial measure, net income, for the periods presented therein. We have included Adjusted Net Income, net of dispositions, in this press release because it is a key measure used by our management team to understand the operating performance and profitability of our business. During the three months ended June 30, 2024, we decided to wind down the operations of a single new commercial end market-oriented branch that focused on the installation of a non-core end product, due to shifting market conditions, an unfavorable contract settlement, and sub-standard operating performance. Accordingly, we believe that excluding the financial results of this branch from our typical Adjusted Net Income measure of profitability provides useful insight and metrics relevant to understanding and evaluating the results of our ongoing operations. The Adjusted Net Loss, dispositions line item included below represents the Adjusted Net Loss of this single branch.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income, as reported	$65.2	$61.6	$121.1	$110.9
Adjustments for adjusted net income
Share-based compensation expense	4.7	3.7	8.7	7.1
Acquisition related expenses	0.6	0.5	1.1	1.1
Amortization expense (1)	10.5	11.3	21.2	22.7
Legal Reserve	—	1.3	—	1.3
Loan refinancing expenses (2)	—	—	4.1	—
Asset impairment (3)	4.9	—	4.9	—
Tax impact of adjusted items at a normalized tax rate (4)	(5.4)	(4.4)	(10.4)	(8.4)
Adjusted net income	$80.5	$74.0	$150.7	$134.7
Less: Adjusted net loss, dispositions (5)	(5.2)	(0.6)	(6.6)	(0.6)
Adjusted net income, net of dispositions	$85.7	$74.6	$157.3	$135.3
Weighted average shares outstanding (diluted)	28,317,801	28,273,334	28,351,401	28,276,049
Diluted net income per share, as reported	$2.30	$2.18	$4.27	$3.92
Adjustments for adjusted net income, net of tax impact, per diluted share (6)	0.54	0.44	1.05	0.84
Diluted adjusted net income per share, as reported	$2.84	$2.62	$5.32	$4.76
Less: Diluted adjusted net loss, dispositions, net of tax impact, per diluted share (5)	(0.18)	(0.02)	(0.23)	(0.02)
Diluted adjusted net income, net of dispositions per share	$3.02	$2.64	$5.55	$4.78

(1)    Addback of all non-cash amortization resulting from business combinations.
(2)    Includes $1.1 million of non-cash write-off of capitalized loan expense and $3.0 million of cash paid to third parties in connection with loan refinancing for the six months ended June 30, 2024.

(3)    During the three and six months ended June 30, 2024, we recognize intangible and asset impairment charges for a combined amount of $4.9 million related to winding down the operations of a branch that installs one of our non-core building products.
(4)    Normalized effective tax rate of 26.0% applied to periods presented.
(5)    Represents Adjusted net loss and diluted adjusted net loss of a single branch. Please see preceding paragraph at the beginning of this section for additional information.
(6)    Includes adjustments related to the items noted above, net of tax.

	Three months ended June 30,		Six months ended June 30, 2023
	2024	2023	2024	2023
Net loss, dispositions, as reported	$(8.9)	$(0.7)	$(10.4)	$(0.7)
Amortization expense	0.1	0.1	0.2	0.2
Asset impairment (1)	4.9	—	4.9	—
Tax impact of adjusted items at a normalized tax rate	(1.3)	—	(1.3)	(0.1)
Adjusted net loss, dispositions (2)	$(5.2)	$(0.6)	$(6.6)	$(0.6)
(1)    During the three and six months ended June 30, 2024, we recognized intangible and asset impairment charges for a combined amount of $4.9 million related to winding down the operations of a branch that installs one of our non-core building products.
(2)    Represents Adjusted net loss of a single branch. Please see preceding paragraph at the beginning of this section for additional information.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross profit	$251.4	$232.5	$485.9	$442.9
Share-based compensation expense	0.3	0.2	0.6	0.4
Adjusted gross profit	$251.7	$232.7	$486.5	$443.3

Gross profit margin	34.1%	33.6%	34.0%	32.8%
Adjusted gross profit margin	34.1%	33.6%	34.0%	32.8%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Selling expense	$34.5	$32.9	$67.8	$65.5
Administrative expense	106.7	96.0	209.3	185.5
Selling and Administrative expense, as reported	141.2	128.9	277.1	251.0
Share-based compensation expense	4.4	3.4	8.2	6.7
Acquisition related expenses	0.6	0.5	1.1	1.1
Legal reserve	—	1.3	—	1.3
Adjusted Selling and Administrative expense	$136.2	$123.7	$267.8	$241.9

Selling and Administrative expense - % Total revenue	19.1%	18.6%	19.4%	18.6%
Adjusted Selling and Administrative expense - % Total revenue	18.5%	17.9%	18.7%	17.9%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)

The tables below reconcile EBITDA, Adjusted EBITDA, Adjusted EBITDA, net of dispositions and Adjusted EBITDA, dispositions to the most directly comparable GAAP financial measure, net income, for the periods presented therein. We have included Adjusted EBITDA, net of dispositions, in this press release because it is a key measure used by our management team to understand the operating performance and profitability of our business. During the three months ended June 30, 2024, we decided to wind down the operations of a single new commercial end market-oriented branch that focused on the installation of a non-core end product, due to shifting market conditions, an unfavorable contract settlement, and sub-standard operating performance. Accordingly, we believe that excluding the financial results of this branch from our typical Adjusted EBITDA measure of profitability provides useful insight and metrics relevant to understanding and evaluating the results of our ongoing operations. The Adjusted EBITDA, dispositions line item included below represents the Adjusted EBITDA of this single branch.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income, as reported	$65.2	$61.6	$121.1	$110.9
Interest expense	8.2	9.8	20.1	19.5
Provision for income tax	21.5	21.1	42.0	39.2
Depreciation and amortization	24.7	24.1	49.2	48.1
EBITDA	119.6	116.6	232.4	217.7
Acquisition related expenses	0.6	0.5	1.1	1.1
Share based compensation expense	4.7	3.7	8.7	7.1
Legal reserve	—	1.3	—	1.3
Asset impairment (1)	4.9	—	4.9	—
Adjusted EBITDA	$129.8	$122.1	$247.1	$227.2
Adjusted EBITDA, dispositions (2)	(6.8)	(0.6)	(8.7)	(0.4)
Adjusted EBITDA, net of dispositions (3)	$136.6	$122.7	$255.8	$227.6

Net profit margin	8.8%	8.9%	8.5%	8.2%
EBITDA margin	16.2%	16.9%	16.2%	16.1%
Adjusted EBITDA margin	17.6%	17.7%	17.3%	16.8%
Adjusted EBITDA margin, net of dispositions (3)	18.5%	17.9%	17.9%	17.0%
(1)    During the three and six months ended June 30, 2024, we recognized intangible and asset impairment charges for a combined amount of $4.9 million related to winding down the operations of a branch that installs one of our non-core building products.
(2)    Represents Adjusted EBITDA of a single branch. Please see preceding paragraph at the beginning of this section for additional information.
(3)    Adjusted EBITDA, net of dispositions and Adjusted EBITDA margin, net of dispositions exclude the results of a single branch. Please see preceding paragraph at the beginning of this section for additional information.

	Three months ended June 30,		Six months ended June 30, 2023
	2024	2023	2024	2023
Net revenue, as reported	$737.6	$692.1	$1,430.5	$1,351.4
Less: net revenue, dispositions (1)	(2.7)	4.8	(0.5)	11.5
Net revenue, net of dispositions	$740.3	$687.3	$1,431.0	$1,339.9
(1)    Represents net revenue of a single branch. Please see preceding paragraph at the beginning of this section for additional information.

	Three months ended June 30,		Six months ended June 30, 2023
	2024	2023	2024	2023
Net loss, dispositions, as reported	$(8.9)	$(0.7)	$(10.4)	$(0.7)
Interest expense	0.1	0.1	0.1	0.3
(Benefit) for income tax	(3.1)	(0.2)	(3.6)	(0.3)
Depreciation and amortization	0.2	0.2	0.3	0.3
EBITDA, dispositions	(11.7)	(0.6)	(13.6)	(0.4)
Asset impairment (1)	4.9	—	4.9	—
Adjusted EBITDA, dispositions (2)	$(6.8)	$(0.6)	$(8.7)	$(0.4)
(1)    During the three and six months ended June 30, 2024, we recognized intangible and asset impairment charges for a combined amount of $4.9 million related to winding down the operations of a branch that installs one of our non-core building products.
(2)    Represents Adjusted EBITDA of a single branch. Please see preceding paragraph at the beginning of this section for additional information.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Period-over-period Growth
Consolidated Sales Growth	6.6%	2.3%	5.9%	6.9%
Consolidated Same Branch Sales Growth	4.8%	(1.5)%	3.9%	2.5%

Installation
Sales Growth	7.0%	2.2%	6.2%	6.3%
Same Branch Sales Growth	5.2%	(1.9)%	4.2%	2.2%

Single-Family Sales Growth	10.4%	(9.7)%	7.1%	(4.4)%
Single-Family Same Branch Sales Growth	7.9%	(13.3)%	4.7%	(8.3)%

Multi-Family Sales Growth	6.2%	40.7%	9.6%	39.5%
Multi-Family Same Branch Sales Growth	5.2%	38.3%	8.8%	38.1%

Residential Sales Growth	9.4%	(1.9)%	7.7%	2.4%
Residential Same Branch Sales Growth	7.3%	(5.4)%	5.6%	(1.1)%

Commercial Sales Growth(1)	(4.1)%	24.0%	(0.7)%	25.5%
Commercial Same Branch Sales Growth	(5.3)%	16.1%	(3.1)%	19.1%

Other (2)
Sales Growth	4.3%	4.9%	4.2%	21.0%
Same Branch Sales Growth	2.4%	4.9%	3.2%	8.1%

Same Branch Sales Growth - Installation
Volume Growth(3)	(1.4)%	(10.1)%	(1.4)%	(9.8)%
Price/Mix Growth(3)	6.4%	7.2%	5.1%	11.5%

U.S. Housing Market(4)
Total Completions Growth	11.8%	4.6%	8.7%	7.8%
Single-Family Completions Growth	6.8%	(3.5)%	0.8%	(1.2)%
Multi-Family Completions Growth	22.2%	25.9%	25.3%	35.6%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in millions)

Revenue Increase
	Three months ended June 30,				Six months ended June 30,
	2024	% Total	2023	% Total	2024	% Total	2023	% Total
Same Branch	$32.5	71.4%	$(10.4)	(67.5)%	$51.9	65.6%	$31.0	35.6%
Acquired	13.0	28.6%	25.8	167.5%	27.2	34.4%	56.2	64.4%
Total	$45.5	100.0%	$15.4	100.0%	$79.1	100.0%	$87.2	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended June 30,				Six months ended June 30,
	2024	% Margin	2023	% Margin	2024	% Margin	2023	% Margin
Same Branch(1)	$5.4	16.6%	$(2.7)	26.0%	$15.1	29.1%	$13.6	43.9%
Acquired	2.3	17.7%	5.4	20.9%	4.8	17.6%	9.9	17.6%
Total	$7.7	16.9%	$2.7	17.5%	$19.9	25.2%	$23.5	26.9%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.

Revenue Increase, Net of Dispositions (1)
	Three months ended June 30,				Six months ended June 30,
	2024	% Total	2023	% Total	2024	% Total	2023	% Total
Same Branch	$40.0	75.5%	$(11.4)	(79.2)%	$64.9	70.5%	$29.6	34.5%
Acquired	13.0	24.5%	25.8	179.2%	27.2	29.5%	56.2	65.5%
Total	$53.0	100.0%	$14.4	100.0%	$92.1	100.0%	$85.8	100.0%

(1)    Please see the section - Reconciliation of GAAP to Non-GAAP measures EBITDA and Adjusted EBITDA calculations - in this press release for additional information.

Adjusted EBITDA, Net of Dispositions Margin Contributions (1)
	Three months ended June 30,				Six months ended June 30,
	2024	% Margin	2023	% Margin	2024	% Margin	2023	% Margin
Same Branch(2)	$11.6	29.0%	$(2.9)	25.4%	$23.4	36.1%	$12.8	43.2%
Acquired	2.3	17.7%	5.4	20.9%	4.8	17.6%	9.9	17.6%
Total	$13.9	26.2%	$2.5	17.4%	$28.2	30.6%	$22.7	26.5%

(1)    Please see the section - Reconciliation of GAAP to Non-GAAP measures EBITDA and Adjusted EBITDA calculations - in this press release for additional information.
(2) Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.
Source: Installed Building Products, Inc.

Contact Information:
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